                                                                 EXHIBIT 4(a)(5)

                                FOURTH AMENDMENT

     Fourth Amendment, dated as of November 18, 1999 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of December 22, 1997 (as heretofore and hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Imperial Sugar Company, formerly known as Imperial Holly Corporation (the "Borrower"), the several Lenders ("Lenders") from time to time parties thereto, Lehman Commercial Paper, Inc., as Syndication Agent, Lehman Brothers Inc., as Arranger and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent.

                                   WITNESSETH

     Whereas, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement;

     Whereas, the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein;

     Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

     Section 2.  Amendments to the Credit Agreement.

     (a) The definition of the term "Consolidated Fixed Charges" appearing in
Section 1.1 of the Credit Agreement shall be amended to read as follows:

       " "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) regularly scheduled payments made in cash during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) other than (i) the repayment of principal outstanding under the Tender Facilities at the final maturity thereof, (ii) any repayment of the Loans made pursuant to Section 2.12(b) hereof, and (iii) any repayments of the Loans made pursuant to Section 2.12(c) hereof and (d) dividends paid in cash during such period by the Borrower or any of its Subsidiaries."

     (b) Clause (b) of the definition of the term "Excess Cash Flow" contained in Section 1.1 of the Credit Agreement shall be amended by adding the following provision as clause (viii) thereof:

            ", and (viii) the aggregate amount of all prepayments of Loans made with the proceeds of any Receivables Securitization Program or of any sale of marketable securities."

     (c) Clause (ii) of Section 2.12(b) of the Credit Agreement shall be amended to read as follows:

            "(ii) the Net Cash Proceeds of the sale or other disposition by the Borrower of marketable securities owned by it shall not be required to be applied to prepayments pursuant to this Section 2.12(b) to the extent that such Net Cash Proceeds are applied (A) with respect to proceeds of any such sale in an aggregate amount not to exceed $15,000,000, to the repayment of Revolving Credit Loans no later than the date that is 60 days after the date the Borrower receives such proceeds, and (B) in all other cases, reasonably promptly after such sale, to the reinvestment by the Borrower in other marketable securities of the same general type and quality and such replacement securities are pledged pursuant to the Guarantee and Collateral Agreement and the Control Agreement; and".

     (d) The last sentence of Section 2.18(d) is hereby amended to read as follows:

            Notwithstanding the foregoing, no Tranche B Term Loan Lender shall have the right to decline any mandatory prepayment of the Tranche B Term Loans of such Lender required by Section 2.12(a) with respect to any issuance of Capital Stock or Subordinated Debt, by Section 2.12(b) in connection with a sale of marketable securities the proceeds of which are used to repay Indebtedness (other than a prepayment of Revolving Credit Loans required by Section 2.12(b)(ii)) or by Section 2.12(b)(iii).

     (e) Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(d) of the Credit Agreement shall be amended to read as follows:

            "(a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Total
          Fiscal Quarter                              Leverage Ratio
       December 31, 1999                                6.00 to 1.00
       March 31, 2000                                   5.75 to 1.00
       June 30, 2000                                    6.00 to 1.00
       September 30, 2000                               5.25 to 1.00
       December 31, 2000                                5.50 to 1.00
       March 31, 2001                                   5.50 to 1.00
       June 30, 2001                                    5.20 to 1.00
       September 30, 2001                               4.60 to 1.00
       December 31, 2001                                4.60 to 1.00
       Thereafter                                       4.40 to 1.00

            (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Senior
          Fiscal Quarter                              Leverage Ratio
       December 31, 1999                                3.35 to 1.00
       March 31, 2000                                   3.35 to 1.00
       June 30, 2000                                    3.35 to 1.00
       September 30, 2000                               2.75 to 1.00
       December 31, 2000                                3.20 to 1.00
       March 31, 2001                                   3.00 to 1.00
       June 30, 2001                                    2.80 to 1.00
       September 30, 2001                               2.40 to 1.00
       December 31, 2001                                2.40 to 1.00
       Thereafter                                       2.30 to 1.00

            (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Interest
            Fiscal Quarter                              Coverage Ratio
       December 31, 1999                                Not Applicable
       March 31, 2000                                   Not Applicable
       June 30, 2000                                    Not Applicable
       September 30, 2000                               Not Applicable
       December 31, 2000                                1.50 to 1.00
       March 31, 2001                                   1.60 to 1.00
       June 30, 2001                                    1.70 to 1.00
       September 30, 2001                               1.80 to 1.00
       December 31, 2001                                1.90 to 1.00
       Thereafter                                       2.00 to 1.00

            (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on or after December 31, 2000 to be less than 1.0 to 1.

     (f) Section 7.2 of the Credit Agreement shall be amended by inserting therein the following new Section (p):

            "(p) In addition to Indebtedness permitted by Section 7.2(k) hereof, Indebtedness of the Borrower and its Subsidiaries to Commodity Credit Corporation in an aggregate principal amount not to exceed $25,000,000, provided all of such Indebtedness is incurred between November 15 of any year and March 14 of the year immediately following and is paid in full no later than March 15 of the year immediately following."

     (g) Section 7.3 of the Credit Agreement shall be amended by inserting therein the following new Section (q):

            "(q) Liens securing Indebtedness of the Borrower and any of its Subsidiaries incurred pursuant to Section 7.2(p); provided that such Liens do not at any time encumber any Property other than the specific sugar or sugar-related products financed by such Indebtedness."

      (h) Section 7.5(i) of the Credit Agreement shall be amended to read as follows:

            "(i) additional Dispositions not to exceed an amount (calculated on the date of any Disposition) equal t 5% of the Borrower's Consolidated Tangible Assets (determined as of the last day of the most recently ended fiscal year of the

         Borrower) in the aggregate on a cumulative basis after the Closing Date, provided that no Default or Event of Default shall occur hereunder solely as a result of a reduction in the amount of the Borrower's Consolidated Tangible Assets after the date of a Disposition that otherwise complied with this Agreement at the time it was made."

      (i) Sections 7.6 and 7.7 of the Credit Agreement shall be amended to read as follows:

            "7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor, (b) so long as no Event of Default has occurred and is continuing the Borrower may pay dividends on any class of its preferred stock so long as such dividends are paid solely in the Borrower's preferred stock of the same class, and (c) so long as no Event of Default has occurred and is continuing, the Borrower may (i) pay dividends on its common stock in an aggregate amount not to exceed $3,000,000 during its fiscal year ending September 30, 2000, and (ii) in any fiscal year thereafter continue to pay dividends on its common stock in accordance with past practice during and before the fiscal year ended September 30, 1999 and in amounts per share not in excess of recent such amounts.

            7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure or Capitalized Refurbishment Expenditure, except
         (i) Capitalized Refurbishment Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not to exceed $50,000,000 in any fiscal year, (ii) other Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not to exceed (a) $35,000,000 in the fiscal year ending September 30, 2000, or
         (b) $45,000,000 in any fiscal year thereafter; provided that any portion of the amount specified in clause (ii) for any fiscal year that is not expended in such fiscal year may be carried over to increase the amount of Capital Expenditures permitted under clause (ii) for the immediately succeeding fiscal year and (iii) to the extent the payment of such purchase prices constitute a Capital Expenditure, Capital Expenditures in the amount of the purchase prices paid in connection with the acquisition of DSLT Inc. and WF."

     (j) Section 7.8(k) of the Credit Agreement shall be amended by adding the following provision at the end thereof;

            "; and provided further that the aggregate amount of all such contributions consisting of cash and Cash Equivalents may not exceed $15,000,000 during the term of this Agreement;".

     (k) Section 10.15 of the Credit Agreement shall be amended by adding the following provision thereto as clause (j):

            "or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
         Section 10.15)."

     (l) Annex A to the Credit Agreement is hereby replaced by Annex A attached to this Amendment.

     (m) The Required Lenders hereby waive compliance with the requirements of Sections 7.1(a), 7.1(b) and 7.1(c) of the Credit Agreement for the period of four consecutive fiscal quarters of the Borrower ended September 30, 1999. This waiver is limited to the matters set forth herein, and the Borrower remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, including Sections 7.1(a), 7.1(b) and 7.1(c) of the Credit Agreement as amended by this Amendment, as though this waiver had never been granted.

     Section 3. Conditions to Effectiveness. This Amendment (except Section 2(l) hereof, which shall become effective as of November 18, 1999) shall become effective as of September 30, 1999 (the "Effective Date") upon satisfaction of the following conditions precedent:

     (a) The execution and delivery of this Amendment by a duly authorized officer of each of the Borrower, the Agents and the Required Lenders.

     (b) Payment of an amendment fee of one-half of one percent (0.5%) of each Lender's existing Commitment or, with respect to the Term Lenders, the outstanding principal amount of their Term Loans, to those Lenders that have executed this Amendment on or prior to November 18, 1999.

     Section 4. Representation and Warranties. The Borrower represents and warrants to each Agent and each Lender that as of the Effective Date, before and after giving effect to this

Amendment and after giving effect to the waiver contained in Section 2(m) hereof: (i) no Default or Event of Default has occurred and is continuing; (ii) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date); and (iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     Section 5. Continuing Effect of Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Agents or the Lenders except as expressly stated herein. Except as expressly consented to hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     Section 6. Expenses. The Borrower agrees to pay and reimburse the Agents for all of their reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

     Section 7. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

     Section 8. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                 Imperial Sugar Company

                                 By: /s/ Mark O. Huggins
                                     -----------------------------
                                 Name:   Mark O. Huggins
                                       ---------------------------
                                 Title:  Chief Financial Officer
                                        --------------------------

                                 Lehman Commercial Paper, Inc., as Syndication
                                   Agent and as a Lender

                                 By: /s/ Michele Swanson
                                     -----------------------------
                                 Name:   Michele Swanson
                                       ---------------------------
                                 Title: __________________________

                                 Harris Trust and Savings Bank, as
                                   Administrative Agent, Collateral Agent,
                                   Issuing Lender and as a Lender

                                 By: /s/ Dianna D. Carr
                                     -----------------------------
                                 Name:   Dianna D. Carr
                                       ---------------------------
                                 Title:  Vice President
                                        --------------------------

                                 Wachovia Bank, N.A.

                                 By: /s/ W. Thompkins Rison, Jr.
                                     -----------------------------
                                 Name:   W. Thompkins Rison, Jr.
                                       ---------------------------
                                 Title:  Vice President
                                        --------------------------

                                 Union Bank of California, N.A.

                                 By: /s/ Hagop V. Jazmadarian
                                     -----------------------------
                                 Name:   HAGOP V. JAZMADARIAN
                                       ---------------------------
                                 Title:  Vice President
                                        --------------------------

                                 US Bancorp AG Credit, Inc.

                                 By: /s/ S. A. Sauer
                                    ---------------------------
                                 Name: Sandra A Sauer
                                      -------------------------
                                 Title: Vice President
                                       ------------------------

                                 The Bank of New York

                                 By: /s/ R. R. Reedy
                                    ---------------------------
                                 Name: RONALD R. REEDY
                                      -------------------------
                                 Title: Vice President
                                       ------------------------

                                 Cooperatieve Centrale Raiffeisen-
                                   Boerenleenbank B.A., "Rabobank
                                   Nederland" New York Branch

                                 By: /s/ M. J. Fabiano
                                    ---------------------------
                                 Name: Michael J. Fabiano
                                      -------------------------
                                 Title: Vice President
                                       ------------------------

                                 By: /s/
                                    ---------------------------
                                 Name:
                                      -------------------------
                                 Title: Senior Vice President
                                       ------------------------

                                 CoBank, ACB

                                 By: /s/
                                    ___________________________
                                 Name:
                                      _________________________
                                 Title: V. P.
                                       ------------------------

                                 Frost National Bank

                                 By: /s/ W. G. Thomas
                                    ---------------------------
                                 Name: W. Glenn Thomas
                                      -------------------------
                                 Title: Senior Vice President
                                       ------------------------

                                 Credit Agricole Indosuez

                                 By:  /s/ Katherine L. Abbott
                                    ----------------------------------------
                                 Name:    Katherine L. Abbott
                                      --------------------------------------
                                 Title:   First Vice President
                                       -------------------------------------

                                 By: /s/ Bradley C. Peterson
                                    ----------------------------------------
                                 Name:   Bradley C. Peterson
                                      --------------------------------------
                                 Title:  Vice President, Manager
                                       -------------------------------------

                                 Wells Fargo Bank (Texas), N.A.

                                 By: /s/ Susan L. Coulter
                                    ----------------------------------------
                                 Name:   Susan L. Coulter
                                      --------------------------------------
                                 Title:  Vice President
                                       -------------------------------------
                                 Balanced High Yield Fund I Ltd.,

                                 By: BHF (USA) Capital Corporation acting as
                                     attorney-in-fact

                                 By: /s/ Dana L. McDougall
                                    ----------------------------------------
                                 Name:   Dana L. McDougall
                                      --------------------------------------
                                 Title:  Vice President
                                       -------------------------------------

                                 By: /s/
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:  Associate
                                       -------------------------------------

                                 Metropolitan Life Insurance Company

                                 By: /s/ James A. Dingler
                                    ----------------------------------------
                                 Name:   James A. Dingler
                                      --------------------------------------
                                 Title:  Director
                                       -------------------------------------

                                 Monument Capital Ltd.

                                 By:  Alliance Capital Management L.P., as
                                     Investment Manager

                                 By:  Alliance Capital Management Corporation,
                                     as General Partner

                                 By: /s/ Joel Serebransky
                                     ----------------------------
                                 Name: JOEL SEREBRANSKY
                                       --------------------------
                                 Title: SENIOR VICE PRESIDENT
                                        -------------------------

                                 Oak Mountain Limited

                                 By:  Alliance Capital Management L.P., as
                                     Investment Manager

                                 By:  Alliance Capital Management Corporation,
                                     as General Partner

                                 By: /s/ Joel Serebransky
                                     ----------------------------
                                 Name: JOEL SEREBRANSKY
                                       --------------------------
                                 Title: SENIOR VICE PRESIDENT
                                        -------------------------


                                 Putnam Diversified Income Trust

                                 By: /s/ John R Verani
                                     ----------------------------
                                 Name: John R Verani
                                       --------------------------
                                 Title: Vice President
                                        -------------------------

                                 Putnam Variable Trust - Putnam High Yield Fund

                                 By: /s/ John R Verani
                                     ----------------------------
                                 Name: John R Verani
                                       --------------------------
                                 Title: Vice President
                                        -------------------------

                                 Van Kampen CLO I, Ltd.

                                 By: Van Kampen Management Inc., as Collateral
                                     Manager

                                 By: /s/ Dennis J. McDonnell
                                     ----------------------------
                                 Name: Dennis J. McDonnell
                                       --------------------------
                                 Title: President
                                        -------------------------

                                 Van Kampen CLO II, Ltd.

                                 By: Van Kampen Management Inc., as Collateral
                                     Manager

                                 By: /s/ Dennis J. McDonnell
                                     ----------------------------
                                 Name: Dennis J. McDonnell
                                       --------------------------
                                 Title: President
                                        -------------------------

                                 Van Kampen Senior Income Trust

                                 By: /s/ Dennis J. McDonnell
                                     ----------------------------
                                 Name: Dennis J. McDonnell
                                       --------------------------
                                 Title: President
                                        -------------------------

                                 Black Diamond CLO 1998 - 1 Ltd.

                                 By: /s/ John H. Cullihane
                                     ----------------------------
                                 Name: JOHN H. CULLIHANE
                                       --------------------------
                                 Title: DIRECTOR
                                        -------------------------

                                 Black Diamond International Funding Ltd.

                                 By: /s/ David Dyer
                                     ----------------------------
                                 Name: DAVID DYER
                                       --------------------------
                                 Title: Director
                                        -------------------------

                                 KZH Sterling LLC

                                 By: /s/ Peter Chin
                                     ----------------------------
                                 Name: Peter Chin
                                       --------------------------
                                 Title: Authorized Agent
                                        -------------------------

                                 PAMCO CAYMAN Ltd.
                                 By: Highland Capital Management,
                                     L.P. as collateral Manager

                                 By: /s/ Todd Travers
                                     ----------------------------
                                 Name: Todd Travers
                                       --------------------------
                                 Title: Senior Portfolio Manager
                                        -------------------------
                                 First Union National Bank

                                 By: /s/
                                     ----------------------------
                                 Name:
                                       --------------------------
                                 Title: VP
                                       --------------------------

                                 The Pilgrim Prime Rate Trust

                                 By: Pilgrim Investments Inc. as its Investment
                                     Manager

                                 By: /s/ Michel Prince, CFA
                                     ----------------------------
                                 Name: MICHEL PRINCE, CFA
                                       --------------------------
                                 Title: VICE PRESIDENT
                                        -------------------------

                                 Pilgrim America High Income Investments, Ltd.
                                   (as Assignee)

                                 By: Pilgrim Investments Inc. as its Investment
                                     Manager

                                 By: /s/ Michel Prince, CFA
                                     ----------------------------
                                 Name: MICHEL PRINCE, CFA
                                       --------------------------
                                 Title: VICE PRESIDENT
                                        -------------------------

                                 Sequils-Pilgrim I Limited

                                 By: Pilgrim Investments Inc. as its Investment
                                     Manager

                                 By: /s/ Michel Prince
                                     ----------------------------
                                 Name:   MICHEL PRINCE, CFA
                                       --------------------------
                                 Title:  VICE PRESIDENT
                                        -------------------------

                                 Pilgrim CLO 1999 - I Limited

                                 By: Pilgrim Investments Inc. as its Investment
                                     Manager

                                 By: /s/ Michel Prince
                                     ----------------------------
                                 Name:   MICHEL PRINCE, CFA
                                       --------------------------
                                 Title:  VICE PRESIDENT
                                        -------------------------

                                                                         Annex A

                    PRICING GRID FOR REVOLVING CREDIT LOANS,
               SWING LINE LOANS, TERM LOANS A AND COMMITMENT FEES


                 Consolidated Total       Applicable Margin for      Applicable Margin for       Commitment Fee
   Level           Leverage Ratio            Eurodollar Loans           Base Rate Loans               Rate
----------------------------------------------------------------------------------------------------------------
    V           Greater than or equal              3.00%                      2.00%                 0.5%
                to 5.00 to 1.00
----------------------------------------------------------------------------------------------------------------
   IV           Less than 5.00 to 1.00             2.75%                      1.75%                 0.5%
                but greater than or
                equal to 4.50 to 1.00
----------------------------------------------------------------------------------------------------------------

  III           Less than 4.50 to 1.00             2.50%                      1.50%               0.375%
                but greater than or
                equal to 4.00 to 1.00
----------------------------------------------------------------------------------------------------------------
   II           Less than 4.00 to 1.00             2.25%                      1.25%               0.375%
                but greater than or
                equal to 3.50 to 1.00
----------------------------------------------------------------------------------------------------------------
    I           Less than 3.50 to 1.00             1.75%                      0.75%                0.25%
----------------------------------------------------------------------------------------------------------------

                     PRICING GRID FOR TRANCHE B TERM LOANS



                   Consolidated Total         Applicable Margin for       Applicable Margin for Base
    Level            Leverage Ratio              Eurodollar Loans                 Rate Loans
 ------------------------------------------------------------------------------------------------------
    II           Greater than or equal to                4.0%                           3.00%
                 4.75 to 1.00
-------------------------------------------------------------------------------------------------------
     I           Less than 4.75 to 1.00                  3.50%                           2.50%
-------------------------------------------------------------------------------------------------------

     During the period commencing on November 18, 1999 and ending June 30, 2000 the Applicable Margins on Revolving Credit Loans, Swingline Loans, Term Loans A and the Commitment Fee Rate shall be those set forth in Level V and the Applicable Margins for Tranche B Term Loans shall be those set forth in Level
II. Changes in the Applicable Margin with respect to Tranche A Term Loans, Tranche B Term Loans, Revolving Credit Loans, Swing Line Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 100th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than
5.00 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.00. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                       2